Exhibit 99.1

6.8.2015

To the Stockholders of GSV Capital:

We made tremendous progress at GSV Capital on many fundamental fronts in 2014. Here are some of our important developments:

•	We demonstrated the ability to monetize a number of our positions at attractive returns in both public markets as well as private transactions. Our realized gains and losses in 2014 were:

Full Year 2014 Realized Gains + Losses

Company	Realized Gains + Losses	IRR

Twitter	$10,241,936	34%*

Control4 (Nasdaq:CTRL)	$8,351,415	47%

Facebook (Nasdaq:FB)	$5,828,043	21%

Palantir Technologies	$3,948,046	34%

DianRong (fka SinoLending)	$3,526,584	150%

TrueCar	$3,038,548	33%

ZocDoc	$2,490,843	18%

Silver Spring Networks ((Nasdaq:SSNI)	$(3,600,272)	(44)%

Violin Memory (Nasdaq:VMEM)	$(9,864,958)	(43)%

*Through the end of FY 2014

GSV sold 800,000 additional shares of Twitter in 2015, resulting in $26.9 million of realized gains, and a cumulative IRR of 43.4% from initial investment in the company through our last sale in April 2015.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	1

6.8.2015

•	2U went public in March 2014, pricing its IPO shares at $13.00. GSV Capital owns 1.3 million 2U shares at an average cost of $7.60 and the company’s stock currently trades around $28.00 per share.

•	In June, we brought in Bill Tanona to serve as GSV Capital’s CFO. Bill was previously a Managing Director at Fortress and before that, was a research analyst covering the financial services sector at leading firms including Goldman Sachs, UBS and J.P. Morgan. Bill has made a huge impact in his brief tenure, and we believe that his efforts, along with his lieutenant Sandy Lin, will benefit stockholders of GSV Capital.

•	An ongoing priority for GSV Capital is to be granted RIC status by the SEC. To this end, we have been engaged in an active dialogue with the SEC, explaining why we should be classified as such, and we are working hard to reach a resolution soon. GSV’s March 31, 2015 NAV fully reflects our accrual of $18.5 million for taxes as a C corporation, which would be largely reversed if we were granted an 851(e) exemption by the SEC.

•	The overall growth in portfolio company revenues from 2013 to 2014 was 145%.[1] Half of GSV Capital’s top 10 positions grew revenues at approximately 100% or greater during the year.

•	We brought in Ronnie Lott and Brad Koenig as new board members with Bill Campbell’s retirement. There is no possible way to replace Bill but we did our best, bringing in two exceptional people. Besides being an NFL Hall of Famer with four Super Bowl rings, Ronnie is a great business person with incredible connectivity in Silicon Valley. Brad Koenig is the CEO of FoodyDirect, and was formerly a Partner at Goldman Sachs, where he served as the Global Head of the Technology, Media and Telecommunications group.

•	GSV Capital made new investments in the following high potential companies in 2014:[2]

─	Declara ($10 million, as of 12/31/14): Declara enables people and organizations to learn continuously and more efficiently. Using powerful algorithms and advanced machine learning, Declara engages people with just-in-time “education” resources—from training materials to tweets and blogs. Declara CEO Ramona Pierson began her career as a neuroscientist at the Palo Alto Brain Center and VA hospitals and later founded pioneering social learning companies, The Source and SynapticMash.

[1]	Average of annual portfolio company revenue growth rates as reported by portfolio companies, excluding extreme outlier growth periods.

[2]	Investments shown represent minimum $1 million position.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	2

6.8.2015

—	Lytro ($7.5 million, as of 12/31/14): Lytro is revolutionizing the imaging industry with light field enabled hardware and software to unlock new applications for photography, video, 3D, virtual reality and additional areas yet to be discovered. With everyone who owns a smartphone becoming a photographer, Lytro has the potential to be a disruptive force in a ubiquitous market. CEO Jason Rosenthal is a very strong Silicon Valley operator, with previous tours at Netscape, Opsware (formerly Loudcloud) and Ning.

—	General Assembly ($6 million, as of 12/31/14): General Assembly (GA) is feeding surging global demand for the skills to succeed in digital-age jobs. CEO and Co-founder Jake Schwartz has evolved GA’s model from incubator for hot start-ups to a global education institution focused on technology, business and design. GA has launched 20 campuses across the world, from New York to Singapore, and boasts a 90% job placement rate within 90 days of course completion.

—	Lyft ($5 million, as of 12/31/14): Lyft is a rapidly growing, on-demand ride sharing platform focused on community, affordability, and convenience. Drivers are matched with passengers who request rides through the Lyft mobile app, which integrates and automates the payment process. Co-founders John Zimmer and Logan Green combine a passion for hospitality with an instinct for innovation. Particularly popular with millennials who are allergic to owning anything, Lyft is symbolic as an anti-Boomer establishment. We made a $2.5 million follow-on investment in Lyft in March 2015, bringing our total investment to $7.5 million.

—	Course Hero ($5 million, as of 12/31/14): Course Hero is a peer-to-peer marketplace for educational resources and expert tutors. Harnessing marketplace network effects that have propelled businesses like Lyft, Uber, and Airbnb, Course Hero is aligned with increasing consumer preference for on-demand, unbundled, digital education resources.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	3

6.8.2015

Founder Andrew Grauer started Course Hero in his Cornell dorm room and has been growing the company aggressively with comparatively little outside capital until GSV’s investment.

—	GSV Sustainability Partners ($4.9 million, as of 12/31/14): GSV Sustainability Partners (GSV SP) is a transformative finance company unlocking value from savings generated by sustainable energy, water, and waste management technology. GSV SP is pioneering Sustainability as a Service™ — the green tech sector’s own “SaaS”. Co-founder John Denniston is a leading authority on green tech investing, and is a former Investment Partner at Kleiner Perkins Caufield & Byers. John’s Co-founder, and GSV SP CEO, Tom Cain, has invested in a broad range of breakthrough water and energy technologies for over a decade.

—	DogVacay ($2.5 million, as of 12/31/14): DogVacay is a leading online, peer-to-peer marketplace connecting pet owners with sitters and service providers across the United States and Canada. A theme we love is “Pets are People”, with pets increasingly being viewed as a member of the family, and treated accordingly. We see DogVacay as the pet analogue to Airbnb, aspiring to disrupt the $59 billion industry. Aaron Hirschhorn is a passionate and effective CEO and leader.

—	Clever ($2 million, as of 12/31/14): Clever is an app platform and systems integrator that enables schools to access and manage third-party education software through an efficient, unified process. The company deploys its technology at no cost to schools, instead capturing an integration fee from education software vendors. After just two years, CEO Tyler Bosmeny has guided Clever to serve over 13 million students. Clever can be found in one out of every five schools in the United States.

—	Enjoy ($1 million, as of 12/31/14): Personal commerce platform built to revolutionize the way people buy and enjoy the world’s best technology products. The central feature of the company is hand delivery of every item to the customer, including product set-up by an Enjoy product expert, at a time and place of their choosing. The Founder and CEO of Enjoy is Ron Johnson, who created the Apple retail store, including the Genius Bar, and was the former CEO of J.C. Penney. Effectively, Enjoy is Uber-meets-Apple Genius Bar.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	4

6.8.2015

2014 FINANCIAL INFORMATION

GSV Capital’s Net Asset Value (NAV) was $285.90 million on December 31, 2014. This compares to a NAV of $287.97 million on December 31, 2013. NAV per share was $14.80 on December 31, 2014 versus $14.91 on December 31, 2013.

The relatively flat NAV was disproportionately impacted by the public market decline in our largest position, Twitter, which decreased 47% in market value during the year. Our lock-up expired on May 5, 2014, and since then, we have sold 1.1 million shares at an IRR of 43.4%. GSV’s NAV also fully incorporates our tax accruals as a C corporation. Should we be granted an 851(e) exemption by the SEC for our 2013 tax year, a significant portion of our aggregate net deferred tax liabilities of $18.5 million would be reversed as we would elect to be treated as a Regulated Investment Company (RIC).

The most useful (but imperfect) measure to track GSV Capital’s progress is to compare the change in NAV, both on an absolute basis and relative to the performance of the S&P 500. In 2014, GSV Capital’s NAV decreased 0.7%, versus the S&P 500 which was up 12.4% for the year. We use NAV as a tracking device because it is tangible. But the most important measurement is the growth of the intrinsic value of GSV Capital’s portfolio.

We calculate NAV on a quarterly basis using a rigorous process that values every security in the portfolio. GSV Capital’s Board of Directors also employs an outside valuation firm, Andersen Tax, to perform an independent appraisal of the portfolio and its corresponding NAV each quarter. When there are differences between the analyses done by GSV management and Andersen, the Valuation Committee of the Board decides which value to apply. Historically, there have only been immaterial differences in the calculation of NAV.

However, if we are doing our job properly at GSV Capital, there will inherently be a difference between the reported NAV and the intrinsic value of the portfolio. NAV reflects an effort to ascertain the “mark to market” for our holdings. Given the fact that the majority of our portfolio comprises private securities, NAV is not as precise as it would be if the portfolio was entirely public. Additionally, the valuation process tends to be asymmetrical, aggressively marking down positions when expectations are not fulfilled or when problems appear within companies, but conversely marking them up primarily when there is a financing or transaction where the terms are public. Our goal is to grow tangible NAV at a superior rate to the overall market and grow intrinsic value at an even higher rate.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	5

6.8.2015

PORTFOLIO REVIEW

As of March 31, 2015, GSV owned positions in 52 portfolio companies with an aggregate fair value of $401.4 million. Excluding Treasuries, the Company’s three largest investments comprised 34.2% of the total portfolio value, while our top ten portfolio companies accounted for 60.0% of the total portfolio value.

Top 10 Investments as of March 31, 2015 $ in millions (rounded)

	Company	Fair Value	% of Portfolio

1	Twitter	$60.1	15.0%

2	Palantir Technologies	46.4	11.6

3	2U	30.4	7.6

4	Dropbox	25.6	6.4

5	Coursera	14.5	3.6

6	Solexel	14.0	3.5

7	PayNearMe	14.0	3.5

8	Dataminr	11.9	3.0

9	SugarCRM	11.9	3.0

10	Avenues Global Holdings LLC	11.3	2.8

	Total (rounded)	$240.1	60.0%

Please refer to Appendix A on page 32 for further detail about each comnpany

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	6

6.8.2015

It is our belief, based on our research and experience, that a disproportionate number of the big winners are found by focusing on themes where significant change and growth are taking place. Megatrends are powerful technological, economic and social forces that provide a tailwind at the back of growth sectors. The convergence of Megatrends and growth themes is how we develop investment themes focused on identifying the “Stars of Tomorrow”… the fastest growing, most dynamic companies in the world.

We have identified five themes that we believe are the most fertile for investments in companies with the greatest potential:

Education Technology (35.1% of Portfolio Fair Value as of 3/31/15): In a Knowledge Economy and Global Marketplace, education makes the difference in terms of how well an individual does, how well a company does, and for that matter, how well a country does. The Internet democratizes education by lowering cost, increasing access, and now improving quality. Over the last 20 years the digital tracks have been laid, with over 3 billion people on the Internet today. We are starting to see what we call “Weapons of Mass Instruction”—rapidly scaling education companies attracting millions of students in a short period of time.

Cloud + Big Data (29.1% of Portfolio Fair Value as of 3/31/15): Every minute, over 200 million emails are sent, 2 million “likes” are registered on Facebook, and 300,000 tweets are released. Google alone conducts over 3.5 billion searches a day. “Infobesity” is an epidemic, with the amount of data captured and stored doubling every year. Powerful software analytics are creating massive opportunities for Big Data providers, with the industry expected to reach $55 billion by 2017, up from $20 billion today. The Hadoop market, which was approximately $5 billion in 2014, is predicted to rise 10x to $50 billion in 2020.

Social Mobile (21.5% of Portfolio Fair Value as of 3/31/15): Over 87% of Millennials sleep with their smartphone and 80% say the first thing they do when they wake up in the morning is look at social media. If Facebook were a country, it would be largest in the World with 1.4 billion “citizens”. Facebook-owned Instagram users upload 22 billion photos per year and WhatsApp processes a mind-bending 30 billion messages per day. We look at our phones an average of 110 times per day, and send over 550 million tweets per day. Social everything—communication, collaboration, photography, music, shopping, education and healthcare—is the future and it is going to be done anytime, anywhere on your mobile device.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	7

6.8.2015

Marketplaces (8.7% of Portfolio Fair Value as of 3/31/15): eBay is the granddaddy of online Marketplaces and nearly 20 years old. What started as a way to impress an entrepreneur’s girlfriend and her love for Pez dispensers (and later fueled the Beanie Baby mania) has become the model for many great online businesses. The Internet is exceptionally suited to aggregate supply and demand within an industry, and smartphones amplify the tremendous network effects that can be created. The deeper the liquidity of the Market, the more equilibrium between supply and demand.

Sustainability (5.6% of Portfolio Fair Value as of 3/31/15): The good news is that the world’s middle class will more than double to five billion over the next 15 years. The bad news is that the strain this will put on the environment will be extreme, with wealthier people traveling more, consuming more, using more electricity for everything—from air conditioning to lighting larger homes. Sustainability is not just Green Technology: it is Water and Wellness. There is no longer a debate between being “green” or “growing”—both are important. Water is even more precious, with California’s drought being a living example of how vital access to “blue gold” is for everything. Moore’s Law has taken effect with numerous sustainable technologies being able to compete on cost with dirty fossil fuels.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	8

6.8.2015

GSV Capital Portfolio Distribution by Sector/Theme

Figures are based upon the fair value of each holding as of March 31, 2015, or the cost basis of the holding (exclusive of transaction costs) if the investment closed subsequent to March 31, 2015. In either case, these values are divided by the net assets of GSV Capital as of March 31, 2015.

As a simple rule of thumb, the vast majority of our investments will be in companies with a market value of over $100 million dollars, with the typical stage of investment being the “B round” and beyond. In fact, roughly 85% of our companies have a $100 million or greater market value at the time of our investment, and 92% were B round or later. From a historical perspective, many of the companies we are investing in today would have been small cap IPOs.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	9

6.8.2015

GSV Capital Portfolio Distribution by Investment Stage

Figures are based upon the fair value of each holding as of March 31, 2015, or the cost basis of the holding (exclusive of transaction costs) if the investment closed subsequent to March 31, 2015. In either case, these values are divided by the net assets of GSV Capital as of March 31, 2015.

When GSV Capital was launched, we expected that the majority of investments would be secondary transactions, and in fact, our Facebook, Twitter, Dropbox, Spotify and Palantir investments were almost entirely secondaries. What we found was that we were also provided great opportunities to invest in primary rounds with premier investors. One of the advantages of investing in primary transactions is an abundance of information along with a strong syndicate.

We are agnostic in terms of whether we invest in secondaries or primaries. Our goal is simply to invest in the top private companies in the world at a fair price.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	10

6.8.2015

GSV Capital Portfolio Distribution by Primary + Secondary Investment

Figures are based upon the fair value of each holding as of March 31, 2015, or the cost basis of the holding (exclusive of transaction costs) if the investment closed subsequent to March 31, 2015. In either case, these values are divided by the net assets of GSV Capital as of March 31, 2015.

We believe that growth drives enterprise value, and accordingly, we aspire to build a portfolio that has the highest and most sustainable growth rate. Frankly, the mistakes we’ve made in the past have not involved valuation—they have arisen from being wrong on the long-term growth fundamentals.

The growth characteristics of GSV Capital’s portfolio companies are very strong, with expected year-over-year revenue growth exceeding 100%. Importantly, if we are right on the growth fundamentals, then even if we are slightly wrong on the valuation, growth will power value creation.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	11

6.8.2015

Average GSV Capital Portfolio Revenue Growth Rate, 2013-2015 E*

* Average of annual portfolio company revenue growth rates as reported by portfolio companies, excluding extreme outlier growth periods.

BUBBLES, BOOMS + UNICORNS

It’s been popular to point to the hot private market and make comparisons to the Bubble of 2000. While it is always good to be sober and not get caught up in the mood of the moment, it is also prudent to avoid letting sins of the past prevent us from participating in the opportunities of the future.

“Exhibit 1” from the prosecution of the “We Are in a Bubble and the World Has Gone Mad” case is the large number of highly valued private companies. Unicorns—the heretofore rarely seen $1 billion+ private companies—have now become commonplace, numbering nearly 100 today, up from just one in 2000.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	12

6.8.2015

U.S. Unicorns

Company	Valuation	Company	Valuation
Uber	$41.2 billion	Oscar Health Insurance	$1.5 billion
Snapchat	$16.0 billion	MuleSoft	$1.5 billion
Palantir	$15.0 billion	Jasper Technologies	$1.4 billion
Dropbox	$15.0 billion	Deem	$1.4 billion
Airbnb	$13.0 billion	Social Finance	$1.3 billion
SpaceX	$12.0 billion	Sunrun	$1.3 billion
Pinterest	$11.0 billion	AppNexus	$1.2 billion
Theranos	$9.0 billion	Infinidat	$1.2 billion
Square	$6.0 billion	Warby Parker	$1.2 billion
WeWork	$5.0 billion	Sprinklr	$1.2 billion
Zenefits	$4.5 billion	Automattic	$1.2 billion
Cloudera	$4.1 billion	Gilt Groupe	$1.1 billion
Stripe	$3.5 billion	Actifio	$1.1 billion
Jawbone	$3.3 billion	Proteus Digital Health	$1.1 billion
Fanatics	$3.1 billion	AppDynamics	$1.1 billion
Legendary Entertainment	$3.0 billion	Nextdoor	$1.1 billion
Pure Storage	$3.0 billion	CloudFlare	$1.0 billion
Moderna	$3.0 billion	Evernote	$1.0 billion
DocuSign	$3.0 billion	Good Technology	$1.0 billion
ContextLogic	$3.0 billion	Eventbrite	$1.0 billion
Bloom Energy	$2.9 billion	Tango	$1.1 billion
Slack	$2.8 billion	Kabam	$1.0 billion
Lyft	$2.5 billion	Lookout	$1.0 billion
Houzz	$2.3 billion	JustFab	$1.0 billion
Nutanix	$2.0 billion	Honest Co.	$1.0 billion
Magic Leap	$2.0 billion	Credit Karma	$1.0 billion
Instacart	$2.0 billion	Qualtrics	$1.0 billion
Domo	$2.0 billion	Razer	$1.0 billion
Prosper Marketplace	$1.9 billion	SimpliVity	$1.0 billion
Intarcia Therapeutics	$1.8 billion	Pluralsight	$1.0 billion
Tanium	$1.8 billion	MarkLogic	$1.0 billion
MongoDB	$1.6 billion	Coupa Software	$1.0 billion
InsideSales.com	$1.5 billion

Source: Wall Street Journal

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	13

6.8.2015

“Exhibit 2” is the huge amount of venture capital coming into private companies—much more than the capital coming into the public market via IPOs. Moreover, financings that value companies such as Uber (valuing it at north of $40 billion) and Snapchat (giving it a value of $16 billion) show we have gone back to Crazyville.

It is true that the large number of $1+ billion private companies is remarkable and should give pause for reflection. Also, the fact that there are at least nine VC-backed private companies with $10 billion or greater market value—we call them UBERcorns—lets us know that something very different is going on.

We believe that the dramatic increase in the number of large private companies is mainly a result of two key trends. First, VC-backed private companies are staying private longer (three years median in 2010 versus seven years in 2014). Second, there are now three billion people on the Internet with 2.1 billion smartphones, enabling entrepreneurs to go from idea to reaching billions of people at warp speed.

Looking at the fundamental environment today versus the Bubble Days of 2000, things are very different.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	14

6.8.2015

VC + IPO Activity: 2000 vs. 2015

Indicator	2000	2014
Number of Unicorns	1	97
NASDAQ 100 P/E	105x	22x
IPOs	445	244
IPO Proceeds	$108 billion	$74 billion
Median Time to IPO	3 years	7 years
Median IPO Offering Size	$84 million	$96 million
Average IPO First-Day Pop / Year-End Gain	53% / -19%	14% / 24%
Percentage of Profitable IPO Companies	26%	36%
Median Annual Revenue of IPO Companies	$18 million	$68 million
VC Investments	$105 billion	$49 billion
Late Stage VC Investments	$18 billion	$12 billion
VC-Backed IPOs	201	102

Source: National Venture Capital Association, PwC, WilmerHale, Fortune

We are riding powerful tailwinds that are rapidly transforming the world as we know it. In 2000, there were only 370 million people on the Internet (roughly 5% of the world population), no one had heard of a smartphone yet, broadband was a fantasy, and applications off of a platform had not been invented. Today, the “digital tracks” have been laid, with three billion people on the Internet, two billion smartphones in the hands of Digital Natives, and 140 billion Apps having been downloaded from Apple and Google.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	15

6.8.2015

Bubble vs. Boom

Global Indicator	2000	2015
Internet Penetration	370 million (6%)	3.1 billion (43%)
Broadband Penetration	60 million (1%)	2.3 billion (32%)
PC Penetration	180 million (3%)	1.4 billion (20%)
Mobile Phone Penetration	740 million (12%)	5.2 billion (73%)
Smartphone Penetration	0	2 billion (28%)
Tablet Penetration	0	500 million (7%)
Mobile App Downloads	0	140 billion
Computing Cost	$7.03	$0.04
Computer Storage Cost	$4.77	$0.02
Digital Natives in Workforce	6%	35%
Global Middle Class	1.4 billion	2.5 billion

Source: Gartner, Nielsen, A.T. Kearney, eMarketer, KPCB, GSV Asset Management

Moreover, in the Internet Bubble of 2000, the 10 largest Internet companies were valued off of a figment of one’s imagination. Now, they are mainly valued on future cash flows discounted back to today. Apple, with a $750 billion market value, has $200 billion of sales and $190 billion of cash.

Facebook has a $225 billion market cap and sells at a 12-month forward P/E of approximately 30x… hardly extreme for a company that has created the communication and collaboration platform for the future.

Even Uber, which was just started in 2009 and was recently valued at over $40 billion, is growing faster than any company we’ve ever seen with billions of systemwide revenue.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	16

6.8.2015

The point is, while there are undoubtedly companies that are being overvalued and will disappoint investors, from our growth lens, most of the activity looks sensible to us.

NASDAQ Top 10: 2000 vs. 2015

In 2000, the NASDAQ 100 P/E was 105x. Today, it is 19x.

2000			2015
Company	Market Value*	P/E	Company	Market Value*	P/E
Microsoft	$580B	57x	Apple	$750B	13x
Cisco	$541B	127x	Microsoft	$380B	17x
Intel	$502B	43x	Google	$369B	16x
Oracle	$256B	103x	Facebook	$231B	31x
Sun Microsystems	$150B	85x	Amazon	$203B	NM
MCI Worldcom	$150B	22x	Gilead Sciences	$168B	10x
Dell	$148B	57x	Intel	$155B	14x
Chartered Semiconductor	$135B	53x	Comcast	$151B	16x
Qualcomm	$127B	123x	Cisco	$149B	13x
Yahoo!	$125B	418x	Amgen	$120B	15x

 *Peak 2000 Market Value

Source: Barron’s, Capital IQ, Yahoo Finance

The first phase of the Internet Age was to create the digital infrastructure upon which new businesses could be built. This was roughly 1995 to 2001, and the leaders were Netscape, AOL, and Cisco.

The second phase of the Internet Age was to build products off of the Internet Platform. Amazon, Google, Apple, Salesforce.com and Facebook are all examples of this era.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	17

6.8.2015

The third phase, which is now upon us, is the transformation of wildly important segments of society, such as government, health care, and education. Each are beginning to more effectively utilize Internet capabilities and models to transform for public good. Education needs to be better, more accessible, and less expensive, and Internet 3.0 has the potential to address all of these issues.

Sector of Economy / Society, USA	Internet Impact, to Date
Consumer
Business
Security / Safety / Warfare
Education
Healthcare
Government / Regulation / Policy Thinking

Source: KPCB

ImagiNation

We are optimistic about the emergence of the Global Silicon Valley, which is spreading innovation rapidly around the globe. The “can-do spirit” and entrepreneurism that are hallmarks of Silicon Valley are going viral.

No longer are innovative ideas contained between San Francisco and San Jose. They have spread from Austin to Boston; from Chicago to Sao Paulo; from Mumbai, to Shanghai, to Dubai.

ImagiNation is a key ingredient in the transformation of existing industries. Re-conceptualizing how a digital world—where computing power is doubling every two years and costs are plummeting—is the framework from which tomorrow’s revolutionary companies will be conceived.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	18

6.8.2015

Instant news? Try Twitter. Instant (and disappearing) messages? Try Snapchat. Instant date? Tinder.

Hailing a yellow cab in New York City is not new, or fun, but pushing a big “U” on your phone and having an instant limo driver is cool beyond belief. Uber may be the fastest growing company in the history of the world… and the fastest new verb to enter our vocabulary.

As is too often the case, the “early bird gets the turd”. Carey International was Uber before Travis Kalanick was born. Listed on NASDAQ in what seems like a century ago, (full disclosure, I was a research analyst covering it) Carey created a black car network spanning 1,000 cities around the globe.

Effectively it was a brand, an “800” number, and a scheduling service. Sound familiar?

Uber doesn’t own any of the cars in its network. The drivers are independent. Carey should have been Uber, but they lacked the ImagiNation to see the impact smartphones could have on their business. Carey launched its first App in 2014—five years after Uber took the world by storm.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	19

6.8.2015

Carey International vs. Uber

Founded:	Business Model:	Founded:	Business Model:
1921	Black Car Network	2009	Marketplace, Peer-to-Peer

Market Value:		Market Value:
Taken private for $400 Million in 2000		$41 Billion

Carey international was Uber at the dawn of the internet age. Creating effective networks of local drivers and dispatching services, Carey listed on NASDAQ in 1997, at one point serving 480 cities in 75 countries. But Carey did not capitalize on the digital tracks being laid around them. Battling to stay relevant in the age of ride-sharing, Carey launched its first mobile app in 2014.		Capitalizing on new technology fundamentals, including ubiquitous smartphones, Uber has rapidly scaled a global business serving millions of riders in over 50 countries. By applying the scale and efficiency of Peer-to-Peer marketplaces, Uber is not simply disrupting the Taxi industry—they are challenging basic assumptions about the economics of transportation, car ownership, and logistics.

Uber is a flashpoint because of its soaring enterprise value, but the “Billion Dollar Baby” story is getting played out again and again.

Iron Mountain is a great company that enabled customers to store physical assets like records and files. After 64 years it is worth $8 billion. Dropbox is an amazing company that helps its customers store digital assets (and share them) and at eight-years-old is worth $15 billion.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	20

6.8.2015

Billion Dollar Babies

Kodak—synonymous with photography—at one point employed 145,000 people. Yet 132 years after its founding, and just months before Instagram’s sale to Facebook, Kodak filed for bankruptcy. Today, photos and texting have effectively merged, and four-year-old Snapchat has emerged as the new leader of this new medium with a $16 billion valuation.

Hyatt has been synonymous with quality lodging for nearly 60 years and is worth $9 billion. Airbnb is synonymous with cool, affordable lodging, and at 7-years-old is worth $13+ billion.

GSV Capital’s mission of identifying and investing in the most dynamic, VC-backed private companies plays extremely well into these trends.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	21

6.8.2015

GSV CAPITAL INVESTMENT PROCESS

Investing in emerging companies requires a strong stomach, a lot of self-confidence, but ample humility. Often, conventional wisdom is against the company, and the “smart guys” think the business is ridiculous. For some reason, cynics on Wall Street are thought to be brilliant.

Here are some typical comments you hear:

“Nobody has ever done that before.”

“It’s too risky.”

“If it’s such a good idea, why doesn’t [the gorilla in the industry] do it?”

“Competition is going to wipe them out.”

“It’s a fad.”

Furthermore, when an emerging start-up stumbles, and most of them will, the chorus is unmerciful. The “I told you so’s” come out in full force and true believers are as quiet as Peter in Jerusalem.

The pitfalls are many, the risks are real, but the rewards are staggering. How do you distinguish between the Googles and the AltaVistas? The Facebooks and the MySpaces?

It would be convenient if, to pick tomorrow’s winners, you just had to look at past results. Unfortunately, that plan doesn’t work because the world is constantly changing.

If you were to look at the leading U.S. industries in 1925, you would find that 23 of the largest 100 companies by market cap were in the railroad industry. Ten were automobile companies, and four were in metals and mining. None of the 100 largest companies were in information technology, healthcare, or financial services.

While we know that we will not find the winners of tomorrow by reviewing the winners of the past, it is instructive to analyze the top-performing companies to learn what to look for.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	22

6.8.2015

The businesses that generate the most spectacular returns are small companies that become big companies. At GSV, our objective is to identify and invest in the Stars of Tomorrow—the fastest growing, most innovative companies in the world. Accordingly, our focus is on companies with the highest growth, not the bargain basement.

Public Company Data Consistently Validates GSV’s Approach

Priceline Performance (PCLN), 12/31/04-12/31/14

Source: Capital IQ, Yahoo Finance, GSV Asset Management

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	23

6.8.2015

Apple Performance (AAPL), 12/31/04-12/31/14

Netflix Performance (NFLX), 12/31/04-12/31/14

Source: Capital IQ, Yahoo Finance, GSV Asset Management

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	24

6.8.2015

One of the characteristics of great companies is that they are systematic and strategic in how they operate their business. Similarly, if you want to be a great investor, you need to be systematic and strategic in how you analyze companies.

GSV’s research process is structured to accomplish the identification of large, open-ended growth opportunities as well as individual companies that possess the critical elements necessary to capture meaningful market share in these opportunities.

Our top-down perspective focuses on Megatrends, or the technological, economic, and social forces that develop from a groundswell, move into the mainstream, and disrupt the status quo. We believe that understanding today’s Megatrends provides us with a road map to where future market opportunities are developing.

GSV’s bottom-up analysis is centered on the Four Ps—People, Product, Potential, and Predictability—an objective framework to assess a company’s potential to realize sustained long-term growth resulting from market Megatrends.

Pigs at the Trough

A key principle for successfully investing in emerging growth companies is to be very disciplined about limiting the number of companies you invest in. Knowing intimately what you own allows you to avoid some of the big blowups and stick with companies even if they are hitting some bumps in the road.

Professors will tell you how important it is to diversify your portfolio—and if you want mediocre performance, they are correct. The fact of the matter is, to paraphrase Warren Buffett, we think it is better to have fewer eggs in your basket and watch them carefully.

Foster Friess, the highly successful investor who built the Brandywine Fund, had a very simple analogy as a framework for how he added and subtracted stocks from his portfolio. He thought of his investments as “pigs at the trough.”

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	25

6.8.2015

I grew up in Minneapolis, which may bias my perspective somewhat, but picture going to the Minnesota State Fair on Labor Day weekend with rides on the Midway, carnival games, and everything one can imagine on a stick (pork chops, pickles, and even fried ice cream). Moving on, you go past the world’s largest pumpkin, zucchini, and squash, and now find yourself at the livestock exhibit.

After meandering through Rooster House, where it’s so loud you can’t hear yourself think, you come upon the relative tranquility of the Sow Barn, where you can see 1,300 pigs! There, at the trough, is a line filled to capacity with pigs eating things whose names are unprintable. At the end of the trough is a new little pig, but in order to eat, he needs to push aside the weakest pig to make room for himself.

What Foster said was that he was constantly looking at his portfolio “trough” and evaluating which was his weakest “pig” to replace with the up-and-coming one. If all pigs at the trough were stronger than the new pig he was looking at, the lineup of pigs at the trough would be unchanged.

It is easy in this business to become comfortable with an existing portfolio, but the fact is that things change. Whether it is relative or absolute valuations, fundamentals, or a new company that has superior potential, we are living in a world of limited time and resources. We need to be continuously and dynamically prioritizing. Given the emergence of a private marketplace where we can liquidate all or some of our private positions, we will continue to look for opportunities to optimize our performance.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	26

6.8.2015

GSV’s 10 Commandments

GSV’s 10 Commandments are embedded in our investment process. These simple principles provide the foundation of our investment framework:

1.	Be right on the fundamentals. Earnings growth drives long-term value creation. There is essentially a 100% correlation between how a company does and how it is valued over time. Focus on the fastest-growing companies.

2.	Be proactive, not reactive. Looking ahead and anticipating where the world is going is how we catch winners early on. Try to predict tomorrow’s headlines as opposed to reacting to what is in today’s.

3.	Be rigorous, but don’t have rigor mortis. Looking at the balance sheet to make sure a company has enough cash to support your “blink” decision is important, but it is possible to overanalyze opportunities. The best investments are often easy and intuitive.

4.	When wrong, admit it. The best investors are wrong a lot. The worst thing to do is rationalize a mistake. Be intellectually honest. Make decisions based on current facts, not what you thought to begin with.

5.	The cockroach theory: You seldom find just one cockroach in the kitchen. Likewise, if you find a problem at a growth company, there are always more behind it. It is rarely a one-quarter issue.

6.	Investment ideas are about information and insight. Information is valuable if it is proprietary. Insight is valuable if we know what that information means.

7.	The Four Ps (People, Product, Potential + Predictability) are key for any successful growth company. The first “P”, People, is the most important.

8.	Use five independent sources for each company you invest in. If possible, have a regular dialogue with the company’s management team, but remember that they will always see the glass as being half-full.

9.	Find the three key reasons for the company to achieve our expectations and objectives. In addition, identify near-term catalysts for performance changes. Maintaining a thesis for why you own the company is key.

10.	Be passionate about investing but dispassionate about the investment. We need to fight hard for our management teams, but also make decisions that are based on the current realities.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	27

6.8.2015

Megatrend Analysis + Investment Themes

The 10 Commandments create a consistent framework to cement our philosophy and are integrated into everything that we do. We then start with a top-down view of each growth sector to determine how Megatrends and industry drivers are influencing the potential of an industry. From that top-down approach, we create investment themes, which are where we focus our research and resources.

GSV Megatrends + Investment Themes

The Four Ps

Next, we strive to know and list all of the companies within the investment themes we have identified. From big to small, private to public, fast growing to slow growing, we will rank the companies based on the Four Ps. We may not have a model for every company, but we will have an opinion on who the best and worst companies are, based on the Four Ps framework.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	28

6.8.2015

GSV’s “4Ps” Analytical Framework

People Organizations led by strong management teams with in-depth operational focus	Product Leading product or service

Potential Large addressable markets and scalable impact	Predictability Business model lends itself to high and visible growth

Identifying catalysts behind rapid market growth is an important element of growth investing, though finding companies that are able to translate these opportunities into top- and bottom-line results remains the ultimate objective.

Companies that are best positioned to accomplish this feat are those that have the most dynamic growth prospects and that incorporate the Four Ps into their business.

The critical components of success for a growth company are the people and its growth culture. With young growth companies, this is particularly important, given that a young company likely will not have a measurable track record, but the management and key company personnel will.

Next, we look for companies with a proprietary product or service that can lead to disproportionate gains relative to the competition. Having a claim to fame is essential.

With respect to potential, we look for large addressable markets. Megatrends play a critical role in assessing how large a market can become and how quickly it can get there.

Finally, we assess the viability of a company’s growth—its predictability. Does the company have recurring revenue or a formula that produces predictable returns? The best growth companies have high predictability and gain operating leverage as they continue to achieve economies of scale.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	29

6.8.2015

Disciplined Valuation Approach

After we rate the companies within our investment themes, we have a disciplined valuation approach based on growth potential and future prospects.

Fundamental Analysis:		Management Team Analysis:
•	Proprietary company “Fact Finder” developed over the past 20 years	•	Deep, forensic People analysis
•	Systematic framework for analyzing dynamic growth companies	•	References including customers, CEOs + investors
• •	Megatrends analysis Four Ps (People, Product, Potential, Predictability)	•	Leverage broad sector relationships across GSV’s proprietary ecosystem

Financial Analysis:		Returns Analysis:
•	Proprietary growth analysis	•	DCF
•	Forward Model: Income statement, balance sheet + cash flow projections	• •	Comparables IRR
•	Breakeven analysis	•	Exit scenarios
•	Capital structure	•	Follow-on financings
		•	Deal structure

Recipe for Finding Megawinners

Investors who are early to identify the potent combination of a dynamic market with open-ended growth, and companies executing their business plan to achieve a disproportionate share of the market, will ultimately receive the benefits of the growth premium.

Finding companies such as these is as difficult as spotting rare and swiftly moving elephants. The good news is that when we find one, we should know it.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	30

6.8.2015

GSV Process for Identifying and Investing in the Stars of Tomorrow

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	31

6.8.2015

APPENDIX A

GSV Capital Top 10 Positions — Company Profiles

Position size and fair value as of March 31, 2015

Twitter	Page 33

Palantir Technologies	Page 34

2U	Page 35

Dropbox	Page 36

Coursera	Page 37

Solexel	Page 38

PayNearMe	Page 39

Dataminr	Page 40

SugarCRM	Page 41

Avenues Global Holdings LLC	Page 42

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	32

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$60.1 million (15% of Portfolio)	2006	$24 billion

Other Investors:	Megatrends:	Milestones:
Institutional Venture Partners, Benchmark, Kleiner Perkins, T. Rowe Price	Knowledge Economy, Freemium, Mobile, Internet, Network Effects, Brands, Globalization	Platform is home to over 300 million active users sending more than 500 million Tweets per day; over 80 percent of active users are on mobile

Overview:	Competitors:
Twitter is the largest instant communication platform in the world. It is emerging as the primary source for real time, user generated information for all global media and news agencies.	Facebook, Instagram, SnapChat, YouTube, Weibo

GSV THESIS

Twitter is a global, mobile-centric platform for public self-expression and conversation in real-time. By developing a fundamentally new way for people to create, distribute and discover content, Twitter has democratized content creation and distribution, enabling any voice to echo around the world instantly. Twitter has become and indispensable daily companion to live human experiences. For example, President Obama used the Twitter platform to first declare victory publicly in the 2012 U.S. presidential election with a Tweet that was viewed 25 million times. A local resident in Abbottabad, Pakistan unknowingly reported the raid on Osama Bin Laden’s compound on Twitter hours before traditional media and news outlets. The net result is that Twitter is able to capture a nuanced Interest Graph for its user base, a powerful marketing framework that draws on the people and events users follow, and the content they enjoy.

GSV 4Ps Analysis

People	Product	Potential	Predictability
Dick Costolo has served as CEO since 2010 and was previously the company’s COO. Prior to Twitter, Costolo was Group Product Manager at Google. Co-founder Jack Dorsey continues to serve as the company’s Chairman.	Twitter is a mobile-centric instant communication platform that enables people to publish and discover short-form content, including text, videos, and photos. typically target users on a pay-for-performance basis, to promote their brands, products and services, and to extend the conversation around advertising campaigns.	As the world continues a rapid shift to mobile media consumption, Twitter is positioned to expand its role as the leading platform to share and discover information in real-time.	Twitter benefits from network effects where more activity on Twitter results in the creation and distribution of more content, which attracts more users, platform partners and resulting in a virtuous cycle of value creation.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	33

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Megatrends:
$46.4 million (11.6% of Portfolio)	2004	Cloud Computing, Internet, Globalization, Knowledge Economy

NOTE: Palantir prohibits the communication of company information.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	34

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$30.4 million (7.6% of Portfolio)	2008	$1.1 billion

Other Investors:	Megatrends:	Milestones:
Redpoint, Highland Capital, Novak Biddle, Bessemer Venture Partners	Internet, Knowledge Economy, Brands, Outsourcing, Globalization	Partnering with 13 different universities on 20 programs; 20,000+ successful student field placements facilitated by 2U’s placement team; 12,000+ students currently enrolled
Overview:
2U partners with leading colleges and universities to deliver high-quality online degree programs. The company’s technology platform provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally.		Competitors: Embanet, HotChalk, Bisk Education

GSV THESIS

2U’s SaaS solution for online degree programs enables colleges and universities to dramatically broaden their student base without compromising program quality. We believe this value proposition will continue to accelerate as consumers demand affordable and efficient postsecondary education options. Importantly, 2U enters into multi-year revenue sharing partnerships with education institutions as part of the program development and delivery process, creating exceptional long-term revenue visibility around 18 to 24-month student enrollment cycles.

GSV 4Ps Analysis

People	Product	Potential	Predictability
2U is led by CEO and Co- founder Chip Paucek. Paucek was formerly the CEO of Hooked on Phonics and brought the program to major U.S. retailers nationwide.	2U provides a sophisticated, turnkey solution for institutions of higher education to deploy online programs. The company provides marketing, curriculum, and program management capabilities to enable the delivery of a world-class educational experience to students anywhere in the world. Students matriculate along the same standards, are taught by the same faculty, pay the same tuition, and receive the same degrees as on-campus counterparts.	2U has created a powerful, proprietary platform to efficiently deploy repeatable, high-value learning programs at premium price-points.	2U’s business model has exceptional visibility, driven largely by long-term contracts with university partners. Furthermore, 2U’s straightforward revenue share model enables the company to mitigate pricing pressures being felt across other institutions learning.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	35

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$25.6 million (6.4% of Portfolio)	2007	$1.1 billion

Other Investors:	Megatrends:	Milestones:
Sequoia, Accel, Benchmark, Index Ventures, IVP, Greylock, Goldman Sachs, Salesforce Ventures, T. Rowe Price, BlackRock	Freemium, Cloud Computing, Internet, Globalization, Convergence	300+ million users in 200+ countries; used in 97% of Fortune 500 companies; 1+ billion files saved to Dropbox every 24 hours; 300,000+ apps have been built on the Dropbox platform

Overview:
Dropbox is the leader in cloud-based digital file storage and device-agnostic sharing/ syncing. Its service enables users to access and edit files from any device at any time. Frustrated by working from multiple computers, founder Drew Houston was inspired to create a service that would let people access their files anywhere, with no need for email attachments or sharing via physical media.		Competitors: Box,Google,Microsoft,Apple

GSV THESIS

As services and products continue their relentless “march to the cloud,” Dropbox is strongly positioned to both capture and accelerate this move, from individual consumers to entire enterprises. Dropbox is disrupting the file storage space by providing a best-in-class solution for users to easily share, edit, store, and access files from any device at any time. The company’s freemium model has proven to be a powerful driver of user growth, ultimately creating a massive barrier to entry for competitors.

GSV 4Ps Analysis

People	Product	Potential	Predictability
Dropbox was founded in 2007 by CEO Drew Houston and Arash Ferdowsi. Prior to Dropbox, Houston founded Accolade, an online SAT prep course while he was a student at MIT.	Dropbox’s cloud-based platform enables people to securely save, share and sync files across multiple devices and users. Additionally, Dropbox for Business provides teams with enterprise collaboration and security features.	Dropbox has established itself as the leader in the Storage-as-a-Service market, a subset of the Cloud Computing market. According to Forrester Research, the global cloud computing market is expected to reach $241 billion in 2020 compared to $41 billion in 2010.	By employing a freemium model as a Trojan horse, Dropbox has already built a formidable economic moat around its core business. devices and users Users quickly reach their data storage limit, triggering the option to pay for additional capacity. Given the proliferation of personal and enterprise content/data, Dropbox should continue to see rapid revenue growth, driven by strong user adoption.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	36

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$14.5 million (3.6% of Portfolio)	2012	$85 million

Other Investors:	Megatrends:	Milestones:
Kleiner Perkins, NEA, International Finance Corporation (IFC), Laureate Education, Learn Capital, Yuri Milner	Knowledge Economy, Freemium, Mobile, Internet, Network Effects, Brands, Globalization	13+ million registered users; 1+ million
monthly active learners completing
100,000 courses per month; most
instructors teach more students in one
course session than in an entire teaching career on campus

Competitors:
		edX, Udacity, NovoED
Overview:
Coursera is an education platform that partners with top universities and organizations worldwide, offering free and paid (when electing to earn a credit) courses for anyone to take.

GSV THESIS

Coursera is capitalizing on the convergence of increasing global education demand with new technology fundamentals that enable people to learn anytime, anywhere. The twin forces of globalization and automation are making career obsolescence a new reality. You can no longer fill up your knowledge tank until age 25 and drive off through life. Effective workers will be refilling their “knowledge tank” continuously. In this new paradigm, education technology platforms like Coursera will be like air invisible, ubiquitous, and life-sustaining. Living will be learning.

GSV 4Ps Analysis

People	Product	Potential	Predictability
Coursera’s CEO, Rick Levin, is the former president of Yale University. Co-Founders It has Andrew Ng and Daphne Koller are Stanford Computer Science professors. Ng also Courses include serves as Chief Scientist of Baidu, China’s leading search engine.	Coursera partners with universities to provide best- in-class online courses in a freemium model, charging for certification of program completion. short, modular videos, embedded quizzes and auto- graded assignments, peer- to-peer collaboration, and capstone projects. Coursera is also launching a first of its kind, fully accredited, online MBA program at a fraction of the cost.	Coursera has the potential to democratize global access to high quality education. the potential to become the leading platform for online learning, with a massive user base and a significant share of the higher education and lifelong-learning market.	Coursera’s model is driven by the convergence of increasing global education demand with technology- enabled access to high-value, online learning resources produced by the World’s leading academic institutions.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	37

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$14.0 million (3.5% of Portfolio)	2005	$200 million

Other Investors:	Megatrends:	Milestones:
KPCB, Technology Partners, SunPower, DAG Ventures, GAF	Sustainability, Convergence, Demographics, Globalization	Researched, developed and produced industry-leading high-performance, low-cost, thin, light-weight solar cells; achieved a NREL-certified cell efficiency of 21.2% in 2014
Overview:
Solexel is developing high-efficiency, low-cost, crystalline silicon solar cells and modules for photovoltaic electricity generation. Solexel’s innovative manufacturing process and product design minimize the use of expensive materials while providing industry-leading performance. Low material usage allows Solexel to manufacture solar modules at substantially reduced costs, putting solar-based electricity on a near-term path to the Solar Holy Grail: true grid parity.		Competitors: SunPower, First Solar

GSV THESIS

Solexel has the potential to become the leading photovoltaic solar manufacturer in the “Solar 2.0” era, producing the best price to performance energy generation products in the world.

GSV 4Ps Analysis

People	Product	Potential	Predictability
President and CEO Mike Wingert was a successful executive in the semiconductor industry as the EVP of Seagate, President and COO of Maxtor, and CEO of Cornice. Founder, Executive Chairman and CTO Mehrdad Moslehi has an extensive science and engineering background and holds over 220 issued patents. In addition, SunPower and GAF play key roles as a strategic investor in Solexel.	Solexel is developing and producing crystalline silicon- based PV modules that achieve the highest efficiency at the lowest cost in the industry. The company plans to ship 20% efficient modules in 2015. Solexel employs a disruptive, IP-protected, high- efficiency technology that uses approximately ten times less silicon than traditional processes.	From a promising technology in the 1970s to an emerging industry less than a decade ago, the solar energy market has grown to approximately $100 billion in 2015. Solexel is eliminating the key structural roadblocks to broad solar adoption by enabling an industry-leading levelized cost of electricity through lowest cost and highest efficiency.	Solexel has proven its core technology and is prepared to produce at scale in 2015. The Company has a manufacturing process that is protected by patents and proprietary tools. Solexel has also demonstrated strong customer demand—the largest top-tier strategic customers have already indicated purchase interest with Solexel.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	38

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$14.0 million (3.5% of Portfolio)	2009	$71.2 million

Other Investors:	Megatrends:	Milestones:
Khosla Ventures, True Ventures, Maveron, August Capital	Globalization, Network Effects, Knowledge	Established massive network of 17,000 retailers and 1,000+ merchants; processed 1.6+ million transactions since inception

Overview:
PayNearMe is a next-generation, electronic cash payment platform. It serves the millions of underbanked and unbanked residents of the United States, allowing them to pay auto, rent, and utilities bills through retail locations. The company currently has relationships with 7-Eleven, Family Dollar, and ACE Cash Express stores, but is continuing to aggressively expand their retail footprint and the breadth of industries that its payment system covers.		Competitors: Western Union, Blackhawk

GSV THESIS

PayNearMe services the millions of underbanked and unbanked Americans who are virtually locked out of the digital economy. Using PayNearMe’s sophisticated technology platform and network, cash consumers are able to pay their rent, utility bills and loans, buy tickets online and more.

GSV 4Ps Analysis

People	Product	Potential	Predictability
PayNearMe is led by CEO Danny Shader, the former CEO of Jasper Wireless and the former President and CEO of Good Technology, which was acquired by Motorola in 2007. Shader was also a Vice President and General Manager at Amazon, where he gained exposure to the extensive challenges facing the underbanked in commerce.	PayNearMe enables consumers to use cash to make payments in less than a minute at any of the 17,000 participating 7-Eleven, Family Dollar, and ACE Cash Express stores throughout the United States.	In the U.S. there is over $400 billion of currency in circulation, with $1 trillion in cash transactions taking place annually. PayNearMe is focused on capitalizing on the velocity of money by the underbanked and unbanked, allowing them to pay in cash for bills or other purchases that would normally require a credit card or bank account information. As these demographics continue to grow, PayNearMe has the potential to solidify itself as the easiest way to pay with cash.	PayNearMe has created a product that is both user friendly to a broad range of socioeconomic groups and highly defensible from a technology perspective. The company will continue to scale as it grows its portfolio of retailer relationships.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	39

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$11.9 million (3.0% of Portfolio)	2009	$180 million

Other Investors:	Megatrends:	Milestones:
IVP, Venrock, Fidelity, Wellington	Cloud Computing, Knowledge Economy, Internet, Demographics, Convergence	Established partnerships in 2014 with Twitter and leading news outlets (e.g., CNN, BBC, USA Today) to help journalists find breaking news on the social network; rivals have recently sold (Gnip to Twitter in 2014; Topsy to Apple in 2013 for $200+ million)

Overview:
Dataminr is a revolutionary data aggregation and dissemination service that has built a global sensor network powered by Twitter and other publicly available data sets. Its real-time information tracking engine can act as an early warning system for both enterprise and government customers. Dataminr can absorb and merge third-party data or a client’s proprietary data to add context and harvest timely insights.		Competitors: Thomson Reuters, Bloomberg, Datasift, Gnip

GSV THESIS

Dataminr is at the forefront of the “Big Data” movement, uncovering actionable insights in a way that was never possible before. By unlocking value from real-time proprietary and publicly available data, Dataminr offers its clients a competitive intelligence advantage, regardless of their industry or objective.

GSV 4Ps Analysis

People	Product	Potential	Predictability
CEO Ted Bailey’s vision for Dataminr stemmed from his experience developing social media products for public sector organizations. He co-founded the company in 2009 with two Yale roommates.	Dataminr combs through over 500 million daily “tweets” on Twitter. Its algorithms quickly seize on abnormal and actionable signals that can be analyzed and confirmed as a relevant event for a client. For example, Dataminr reported Osama bin Laden’s death to its clients 23 minutes before any mainstream news outlet. Dataminr’s close relationship with Twitter has resulted in the company’s complete access to Twitter’s “firehose”—the entirety of tweets made on the platform.	Dataminr’s potential is massive as it redefines “breaking news” means. We believe that Dataminr has enormous potential in the finance industry, with applications for both hedge funds and investment banks. Government agencies and major news organizations are also clients. We also see enormous opportunities surrounding “real-time” constituent polling for elections and consumer market research.	Dataminr will continue to rapidly build its customer base as real-time information creates increasing advantages across industries.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	40

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GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$11.9 million (3.0% of Portfolio)	2004	$104.1 million

Other Investors:	Megatrends:	Milestones:
Draper Fisher Jurvetson, Walden Venture Capital, Silicon Valley Bank, New Enterprise Associates, Goldman Sachs	Internet, Knowledge, Convergence, Brands	Serving 1.5+ million users in over 120 countries; grown to 400+ employees, and has 350 partners on six continents

Overview:		Competitors:
SugarCRM is an affordable, intuitive relationship management (CRM) platform, designed to help businesses communicate with prospects, share sales information, close deals, and keep customers happy. Thousands of successful companies use Sugar every day to manage sales, marketing, and support.		Salesforce, Insightly, Microsoft, Oracle, SAP

GSV THESIS

CRM software is a large and rapidly-growing segment of the enterprise software market. SugarCRM offers a differentiated solution based on an open-source platform that enables clients to customize the product. This approach is particularly appealing to small and medium-sized companies that cannot manage the complexity and cost of large enterprise CRM deployments.

GSV 4Ps Analysis

People	Product	Potential	Predictability
SugarCRM is led by CEO Larry Augustin,the founder of open-source pioneer VA Linux.	SugarCRM delivers a fully transformed, personalized user experience that is immersive, engaging and straightforward simplicity, mobility and social aspects of a consumer app with the business process optimization of conventional CRM.	SugarCRM’s product suite is differentiated from competing solutions because it is based on an open-source platform that is supported by a community of over 30,000 developers. As businesses grow and their needs evolve, SugarCRM applications can easily be modified, extended, and integrated with third- party software. This flexibility positions SugarCRM to capture an increasing share of the growing CRM software market.	SugarCRM offers subscription pricing based on Software-as-a-Service (SaaS) delivery. This model is characterized by a high degree of predictable, recurring revenue.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	41

6.8.2015

GSVC Portfolio Top 10

Position (Fair Value):	Founded:	Capital Raised:
$11.3 million (2.8% of Portfolio)	2011	$75 million

Other Investors:	Megatrends:	Milestones:
Fisher Family, LLR Partners	Knowledge Economy, Globalization, Brands, Demographics	Flagship campus established in New York City with a state-of-the-art facility, coupled with proprietary 21st century curriculum; Beijing campus build and launch underway with strong local demand signals
Overview:

Avenues is a private pre-K through 12th grade school that opened its first campus in New York City’s Chelsea neighborhood in September 2012. Avenues will ultimately become a single school with multiple global campuses—with plans to open Avenues schools in the world’s great cities, including Beijing, London, Sao Paulo, Mexico City, Paris, and Abu Dhabi, among others. Avenues represents an audacious attempt to raise the global standard for top-tier private schools.

Competitors: Nord Anglia, Dulwich, GEMS

GSV THESIS

In today’s Knowledge Economy, the demand for top-tier education has never been greater around the world, especially in ascendant economies such as Brazil, China, India, and the Middle East. The supply/demand imbalance in top private schools persists because of the vision and effort required to bring such new institutions into existence.

GSV 4Ps Analysis

People	Product	Potential	Predictability
Co-founders Chris Whittle and Benno Schmidt previously founded and ran Edison Schools. Schmidt formerly served as President of Yale University.	Avenues’ NYC campus represents one of the country’s boldest new educational facilities developed in the last 20 years. At 215,000+ square feet, it is an architectural achievement, purpose-built to serve every need of a top- tier educational institution. Serving 1,000+ students from pre-K to 12th grade, the Avenues curriculum was designed by leading educators, emphasizing global citizenship through language curriculum, academic rigor, and collaborative learning.	The global demand for exceptional education has never been greater, especially in economies such as Brazil, Russia, and China. We believe that Avenues can expand to 20 or more of the world’s great cities over the next 10 years, serving 50,000+ students at capacity.	At maturity, each Avenues campus represents a “near- perpetuity” model, with average churn at the typical top-tier private school under 2% annually. The stickiness of the customer base is among the highest in any business we have ever seen, with 15 years of potential revenue from each student that starts at the pre-K level. Local partnerships with governments and key educational institutions should help mitigate the risk of entry into new markets.

Statements included herein may constitute “forward-looking statements” which relate to future events or our future performance or financial condition. Please see the section entitled “Forward-Looking Statements” on page 43 of this letter.	42

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Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

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